Exhibit 5.1

September 16, 2019

Kitov Pharma Ltd.

One Azrieli Center, Round Building

Tel Aviv, Israel

I have acted as Israeli counsel for Kitov Pharma Ltd., a public company organized under the laws of Israel (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) being filed by the Company under the Securities Act of 1933 relating to the registration for resale by selling shareholders of the Company of 1,858,200 of the Company’s ordinary Shares, no par value per share, which will be issued upon exercise of warrants previously issued to such selling shareholders and represented by American Depositary Shares (the “Registered Shares”).

In my capacity as counsel to the Company and in connection with this opinion, I have examined original or copies, satisfactory to me, of the Amended and Restated Articles of Association of the Company, resolutions of the Company’s board of directors provided to me by the Company and originals or conformed copies of such corporate records, agreements and instruments of the Company, and other such documents or records relating to the Company and such matters of Israeli law as I have considered necessary or appropriate for the purpose of rendering this opinion.  In such examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, authenticity of all documents submitted to me as originals, and the conformity to authentic originals of all documents submitted to me as copies or facsimiles. I have assumed the same to have been properly given and to be accurate, I have assumed the truth of all facts communicated to me by the Company, and I have also assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders’ meetings of the Company which have been provided to me are true and accurate. In addition, as to any facts material to such opinion, to the extent that I did not independently establish relevant facts, I have relied on certificates of public officials and certificates of officers or other representatives of the Company. I am admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

On the basis of the foregoing, I am of the opinion that the 1,858,200 ordinary shares being registered pursuant to the Registration Statement, when issued and paid for by the selling shareholders in accordance with the convertible securities exercised by such selling shareholders, pursuant to agreements in connection with such convertible securities, and against payment therefor of any exercise price set forth in such agreements, will be legally and validly issued, fully paid and non-assessable.

The opinion expressed herein is limited (a) to Israeli law as in force on the date hereof, and I do not express any opinion as to the laws of any other jurisdiction, and (b) to the matters stated herein. No opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter is effective only as of its date, and I disclaim any obligation to advise of any subsequent change of law or fact. This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of Tel Aviv in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

It is my understanding that this opinion is to be used only in connection with the offer and sale of the shares while the Registration Statement is in effect. I consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Avraham Ben-Tzvi, Adv.
Avraham Ben-Tzvi, Adv.